UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

            ___________________________________

                        FORM 8-K

    Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):

                      June 15, 2007


	         HARRIS & HARRIS GROUP, INC.
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 (Exact name of registrant as specified in its charter)



	New York	      0-11576	            13-3119827
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(State or other  	(Commission File        (I.R.S. Employer
jurisdiction of         Number)                 Identification No.)
incorporation)


                      111 West 57th Street
	           New York, New York  10019
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 (Address of principal executive offices and zip code)


 Registrant's telephone number, including area code: (212) 582-0900


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Item 1.01.   Entry into a Material Definitive Agreement

On June 15, 2007, Harris & Harris Group, Inc. ("we" or "us") entered into definitive subscription agreements with certain institutional investors pursuant to which we issued and sold an aggregate of 1,300,000 registered shares of our common stock at $10.79 per share, through a registered direct offering, for net proceeds, after placement agent fees and expenses, of approximately $13,060,880. The price was determined by the 10-day volume-weighted average price (VWAP) minus five percent. The closing is expected to take place on or about June 20, 2007, subject to the satisfaction of the customary closing conditions. The shares of common stock offered by us in this transaction were registered under our shelf registration statement (File No. 333-138996) on Form N-2, which was declared effective by the Securities and Exchange Commission on May 11, 2007.

Global Crown Capital, LLC ("Global Crown Capital") acted as placement agent for the offering. On June 15, 2007, we executed a placement agent agreement with Global Crown Capital. We will pay Global Crown Capital an aggregate fee equal to six percent (6%) of the gross proceeds of the offering equal to approximately $841,620, and will pay estimated expenses of the offering equal to approximately $124,500.

A copy of each of the form of Subscription Agreement, the form of Placement Agent Agreement and the related press release, dated
June 15, 2007, are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the offering by us, and the documents related thereto, is a summary and is qualified in its entirety by reference to such Exhibits.


Item 9.01.   Financial Statements and Exhibits

     	     (a)  Not applicable.

             (b) Not applicable.

             (c) Not applicable

             (d) Exhibits


Exhibit No.	Description
-----------     -----------

   10.1	        Form of Subscription Agreement

   10.2	        Form of Placement Agent Agreement

   99.1	        Press release dated June 15, 2007


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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	June 15, 2007	         HARRIS & HARRIS GROUP, INC.



                                 By: /s/ Charles E. Harris
 				     -----------------------
				     Charles E. Harris
				     Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.	Description
-----------     -----------

   10.1	        Form of Subscription Agreement

   10.2	        Form of Placement Agent Agreement

   99.1	        Press release dated June 15, 2007


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